JOINT VENTURE AGREEMENT

                                 BY AND BETWEEN

                             Sucesores De A. Cadarso

                                       AND

                               FOSSIL EUROPE B.V.

                            dated as of JuLY 27, 2000


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                             JOINT VENTURE AGREEMENT

         This Joint Venture Agreement is entered into as of the ____ day of July, 2000, by and between Fossil Europe B.V., a corporation duly organized and existing under the Netherlands and having its principal place of business at De Boelelaan 7, Officiia I, 1083 HJ Amsterdam, the Netherlands (hereinafter referred to as "Fossil") and Sucesores De A. Cadarso, a corporation duly organized and operating under the laws of Spain, and having its principal place of business at Avenida Diagonal, 463 bis, 1 Planta, 08036 Barcelona, Spain (hereinafter referred to "Cadarso")

                                    RECITALS

         WHEREAS, Fossil is engaged in the business of manufacturing, marketing and distributing fashion watches and accessories in the United States and throughout the world; and

         WHEREAS, Cadarso has knowledge of the market for watches in Spain; and

         WHEREAS, Fossil has previously formed Fossil S.L., (the "Company") which is engaged in the business of manufacturing, marketing, distributing, importing and exporting watches, including, but not limited to, watches under the FOSSIL Brand in Spain; and

         WHEREAS,   Cadarso  desires  to  acquire  ownership  of  certain  stock participation of the Company to be issued as a result of an increase in the capital of the Company (the "Stock Participation"); and

         WHEREAS, Cadarso and Fossil desire to enter into this Agreement in order to define their respective rights and obligations hereunder.

         NOW, THEREFORE, the Parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

For the purposes of this Agreement, the following terms shall have the respective meanings indicated below:

         "Affiliate" means any person or entity that directly or indirectly through one of more intermediaries controls, is controlled by or is under the common control with such first person or entity.

         "Agreement" means this Joint Venture Agreement, as it may be amended from time to time in accordance with the terms hereof.



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         "Ancillary Agreements" shall mean,  collectively,  this Agreement,  the
Distribution   Agreement,   the  Market  Research  Agreement  and  the  Services
Agreement.

         "Board" means the Board of Directors of Fossil S.L.

         "Bylaws" means the bylaws of Fossil S.L., in the form attached hereto as Exhibit A as amended from time to time.

         "Closing"  means  the  consummation  of the  transactions  set forth in
Section 11.2 of this Agreement.

         "Closing Date" shall mean September 1, 2000, or such other date as may be agreed upon by the Parties.

         "Distribution Agreement" means the Amended and Restated International Marketing and Distribution Agreement, to be dated as of Closing, by and between Fossil Partners and the Company substantially in the form attached as Exhibit D hereto.

         "Director" means any member of the Board.

         "Earnings Multiple Amount" means, with respect to any date of determination, an amount in United States dollars equal to the net income of the Company, as determined in accordance with GAAP by the auditors of the Company, over the four (4) immediately preceding completed fiscal quarters, multiplied by five, multiplied by the applicable Shareholder Percentage.

         "Fossil Partners" means Fossil Partners, L.P., a Texas limited partner-ship.

         "GAAP" means generally accepted accounting principles in Spain.

         "Market Research Agreement" means the Market Research Agreement, to be dated as of Closing, by and between Fossil Partners and Cadarso substantially in the form attached as Exhibit C hereto.

         "Operating Plan" means the plan for the operations of the Company to be prepared by management and approved by the Board pursuant to Section 3.2 hereof.

         "Party" means either of Fossil or Cadarso, and collectively, the "Parties".

         "Person" means any natural person, partnership, corporation, limited liability company, association, trust, estate or any other legal entity.


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         "Products"  means the products  distributed by the Company from time to time, including, but not limited to, watches bearing the FOSSIL Brand.

         "Service Agreement" means the Service Agreement, to be dated as of the Closing, by and between Fossil Partners and Cadarso, substantially in the form attached as Exhibit B hereto.

         "Stockholding Percentage," with respect to either Stockholder, means the percentage represented by dividing (a) the stock participations in the Company issued to such Stockholder, by (b) the stock participations in the Company issued to all of the Stockholders.

         "Stockholder" means either of Fossil or Cadarso, and collectively, the "Stockholders".

         "Stock Participations" means the stock participation of the Company to be issued and subscribed by Cadarso hereunder, which shall represent fifty percent (50%) of the authorized capital of the Company following Closing.

                                    ARTICLE 2
                         ISSUANCE OF STOCK PARTICIPATION

Section 2.1 Issuance of Stock Participations. At closing, Fossil shall cause the Company to take such measures as may be necessary to increase the authorize capital of the Company and to issue the Stock Participations to be subscribed by Cadarso pursuant to the terms of this Agreement. The issuance, subscription and payment of the Stock Participation to be issued by the Company shall take place at Closing in accordance with the provisions of Article 4 hereof.

Section 2.2 Meeting of the Board. Following Closing, the Parties shall cause the Directors to hold a meeting of the Board to elect the officers of the Company and to take such other actions as may be necessary to carry out the intent of this Agreement. The Parties agree to execute such documents, and take such other actions, and to cause all Affiliates and the Company to execute such documents and take such other actions, as may be necessary to carry out the intent of this Agreement.

                                    ARTICLE 3
                             BUSINESS OF THE COMPANY

Section 3.1 General Description of the Company. The business (the "Business") of the Company will be the marketing, distribution, importing and exporting of watches in Spain principally bearing the FOSSIL brand.

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Section 3.2 Operating Plan. In order to implement the Business,  at least thirty
(30) days prior to the beginning of each fiscal year, the officers of the Company shall present an Operating Plan to the Board for approval by the Board. The Operating Plan shall set forth the plans according to which the Company shall be operated for such fiscal year and shall include, at a minimum, the following:

                  (i)      operating budgets;

                  (ii)     budgets for working capital requirements;

                  (iii)    three-year summary budget projections;

                  (iv) projected stock keeping unit ("SKU") count levels by product category and introduction dates for the upcoming year; and

                  (v) the manner (including, third party financing, additional capital contributions or stockholder financing) by which to raise the working capital requirements and detailed terms and conditions thereof.

Notwithstanding the foregoing, within thirty (30) days after the Closing, the officers of the Company shall present to the Board an Operating Plan for the remainder of fiscal year 2000 for approval by the Board. Any Operating Plan approved by the Board may be amended from time to time by the Board.

                                    ARTICLE 4
                   CAPITALIZATION OF THE COMPANY AND FINANCING

Section 4.1 Authorized Capital. At Closing, the Company shall have authorized capital consisting of two million pesetas represented by 2,000 stock participations with par value of 1,000 Pts. each. All of the Company's stock participations shall be the same class and otherwise alike in all respects and the holders thereof shall be entitled to identical rights and privileges including, without limitation of the foregoing, identical rights and privileges with respect to dividends, voting power and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company.

Section 4.2 Capital Contribution at Closing. At Closing, the Company shall issue 1,000 Stock Participations, which shall be fully subscribed and paid in by Cadarso by means of a capital contribution in cash in an amount equal to Fossil's shareholder's equity ("Fossil's Equity") in the Company immediately prior to Closing (the "Initial Capital Contribution"). The Parties agree that Fossil's Equity in the Company as reflected on the balance sheet as of June 30, 2000 is US$720,824. The Initial Capital Contribution shall consist of 1,000,000 Pesetas corresponding to the nominal value of the Stock Participations and the balance will be paid as a subscription premium.


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Section 4.3 Pre-Closing Equity  Calculation.  Immediately prior to Closing,  the
Parties shall determine Fossil's Equity as of such date as reflected on the balance sheet of the Company. The Parties currently estimate that Fossil's Equity as of Closing will be approximately US$ 740,824. Such amount as finally determined in accordance with this section shall constitute Cadarso's Initial Capital Contribution.

Section 4.4       Additional Working Capital.

         (a) Third Party Financing. Any additional working capital requirements of the Company shall primarily be met, to the extent possible, by obtaining third party financing (the "Third Party Loan"). In the event the Board determines that all or part of the working capital requirements of the Company shall be met through obtaining Third Party Loan, such Third Party Loan shall be in such amounts and subject to such terms as the Board may determine. To the extent one of the conditions of the extension of the Third Party Loan so approved by the Board is the subordination of any Stockholder Loans to such Third Party Loan, then the Stockholders agree to take such action as necessary to subordinate such Stockholder Loan. To the extent that the Board determines that it is necessary to provide a guaranty of the Stockholders to obtain such Third Party Loan, then each of Cadarso and Fossil shall negotiate in good faith to provide a guaranty in favor of the lender of such Third Party Loan so that the Parties guaranty an amount equal to their respective Shareholder Percentage as of the date of any such guaranty. If the lender of such Third Party Loan requires a guaranty of the entire amount of the loan by each Party, then the Parties each agree to provide such a guaranty. Notwithstanding the provisions of the foregoing sentence, if either Party does not have net assets in excess of the amount of the guaranteed amount, then a Third Party Loan may not be obtained without the expressed consent of the other Party.

         (b) Additional Capital Contribution. In the event the Board determines that the working capital requirements of the Company should not be raised by obtaining Third Party Loan pursuant to Section 4.4(a), then the working capital requirements of the Company may be met through additional capital contributions by the Stockholders. In the event the Board determines that all or part of the working capital requirements of the Company shall be met through additional capital contributions of the Stockholders, then the Stockholders shall provide such additional capital contributions to the Company, provided, however, that
(i) such additional capital contribution is made in cash; (ii) each Stockholder shall make such additional capital contribution in an amount equal to the total amount of such additional capital contribution, multiplied by such Stockholder's Stockholding Percentage; and (iii) such additional capital contribution shall otherwise be made in accordance with the resolution of the Board.



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         (c)  Stockholder  Loans.  In the event the  Board  determines  that the working  capital  requirements  of the Company should not be raised by obtaining
Third  Party  Loan  pursuant  to  Section  4.4(a),   then  the  working  capital
requirements of the Company may be met by obtaining financing from the Stockholders (the "Stockholder Loan"). In the event the Board determines that all or part of the working capital requirements of the Company shall be met by obtaining Stockholder Loan, then the Stockholders shall provide such Stockholder Loan to the Company, provided, however, that (i) each Stockholder shall provide such Stockholder Loan in an amount equal to the total amount of such Stockholder Loan, multiplied by the Stockholding Percentage of each Stockholder as of such date; and (ii) such Stockholder Loan shall otherwise be made in accordance with the resolution of the Board. Unless otherwise determined by the Board, the interest rate of such Stockholder Loan shall not exceed the interest rate available to the Company through Third Party Loans with similar terms, conditions and principal amounts as the Stockholder Loan in question, and shall be payable only at such times as the principal amount of such Stockholder Loan shall become payable in accordance with Section 5.1 hereof.

                                    ARTICLE 5
                  DIVIDENDS AND REPAYMENTS OF STOCKHOLDER LOANS

Section 5.1 Stockholder Loan Repayment Policy. Except as otherwise determined by the Board, the Company shall covenant to repay all of the outstanding principal and interest on all Stockholder Loans pursuant to the terms of the loan agreement before the Company is permitted under the terms of such loan agreement to make distributions of any dividends to the Stockholders.

Section  5.2  Dividend  Policy.   Subject  to  Section  5.1,  dividends  may  be
distributed to the Stockholders from time to time as determined by a majority of the Board and the General Meeting of Stockholders.

                                    ARTICLE 6
                               TRANSFER OF SHARES

Section 6.1       Transfer Restrictions.

         (a) Transfer to Affiliates. With the prior written consent of the other Stockholder, which consent shall not be unreasonably withheld, and without the application of Section 6.1(b) hereof, either Stockholder may transfer all or any portion of its shares in the Company to any Affiliate of such Stockholder.



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         (b) Transfer to  Non-Affiliates.  Except as provided in Section 6.1(a),
Section 12.3 or Section 13.2, neither Stockholder shall sell, assign, transfer, encumber, pledge or grant a security interest in any of its shares of the Company (collectively, a "Transfer") without the prior written consent of the other Stockholder, which consent may be withheld in such Stockholder's sole and absolute discretion.

Section 6.2 Agreement to be Bound. As a condition to the valid transfer of any shares to any party hereunder, the transferor shall be responsible for obtaining from the transferee prior to such transfer, written agreement of the transferee to comply with, be bound by and perform all of the terms and conditions of this Agreement. Thereafter, the transferee shall be a party to this Agreement.

Section 6.3 Transfer in Violation of Transfer Restrictions. Any purported Transfer of shares in the Company not expressly authorized by the terms of this Agreement shall be void and of no force and effect.

                                    ARTICLE 7
                             ACTIONS OF STOCKHOLDERS

Section 7.1 Meeting. The meetings and resolutions of the Stockholders shall be conducted or obtained according to the Bylaws.

Section 7.2 Restricted Actions. The Stockholders agree that during the term of this Agreement they will not, nor will they allow any of their employees, representatives or Affiliates to:

     (a) Commingle the Company's funds with the funds of any other Person or use the Company's funds for other than Company purposes or as directed by the Board;

     (b) Take any action or allow the Directors or the Company to take any action that would result in any violation of this Agreement, the Bylaws or the laws of the United States of America or Spain, including, but not limited to, the U.S. Foreign Corrupt Practices Act; or

     (c) Enter into any agreement (other than the applicable Ancillary Agreements) or establish any relationship with the Company except as specified herein, unless such agreement or relationship is on terms and conditions that would be established between unrelated parties dealing at arm's length.

Section 7.3 Further Assurance. Fossil and Cadarso additionally shall execute such further documents and cooperate in taking such further actions as may be necessary to give effect to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and to obtain any other approvals and consents necessary therefor.

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                                    ARTICLE 8
                               BOARD OF DIRECTORS

Section 8.1 Power. The Board shall carry out the resolutions passed at the meetings of the Stockholders and of the Board, including, but not limited to, the implementation of the Operating Plan. The Board shall decide by resolution all other important matters relating to the policies and management of the business of the Company, except those matters which are reserved by this Agreement, the Bylaws or by law to the decision of the Stockholders.

Section 8.2 Election of Directors. The Directors shall be duly elected at general meetings of the Stockholders in accordance with the Bylaws, and the Board shall consist of four (4) Directors. Subject to the provisions of Section 14.13, two (2) of the Directors shall be nominated by Cadarso and two (2) Director shall be nominated by Fossil. The Stockholders hereby agree to cast their votes from time to time to elect or re-elect each of such nominees.

Section 8.3 Chairman. The Chairman of the Board shall represent the Company and administer the affairs of the Company in accordance with the policies and programs established by the Bylaws, the Stockholders and the Board from time to time. Subject to the provisions of Section 14.13, the Stockholders agree that Fossil may designate the director that shall serve as the Chairman of the Board from time to time. Fossil shall designate Michael Barnes as the initial Chairman of the Board. The Parties agree to take such action as may be necessary to carry out the foregoing, including making necessary amendments to the Bylaws.

Section 8.4 Vacancy on Board. In case the position of a Director becomes vacant for any reason, the Stockholders agree to elect as a replacement any such person as may be nominated by the Stockholder who nominated the person whose office is vacant. In the event that the Stockholder who nominated the person whose office is vacant does not nominate a replacement within thirty (30) days after such office becoming vacant, then the other Stockholder shall have the right to nominate such replacement. The Stockholders agree to cast their votes to elect such replacement nominee.

Section 8.5 Meetings. The meetings of the Board shall be held at such times and with such notice as is specified in the Bylaws.

                                    ARTICLE 9
                     BASIC CORPORATE AND OPERATING POLICIES

Section 9.1 Officers. The officers of the Company shall be elected by the Board from time to time. The Managing Director of the Company following Closing shall be Miguel Angel Cadarso Font who shall be responsible for the day-to-day management of the Company. The initial Secretary of the Company following Closing shall be Mr. Inigo Montesino-Espartero Velasco. The Stockholders hereby agree to cause their nominated Directors to vote for the election of the Managing Director and Secretary of the Company as provided for in this Section 9.1.

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Section  9.2  Operating  Plan.  The  Stockholders  hereby  agree to cause  their nominated Directors and other representatives to effectuate the Operating Plan adopted by the Board, to implement such other basic corporate and operating policies established by the Stockholders or the Board during the continuance of this Agreement, and to act in accordance with the Bylaws, this Agreement and the Ancillary Agreements.

Section 9.3 Financial Statements. The financial statements of the Company shall be prepared in accordance with GAAP, consistently applied. The Company will make and keep books and records and accounts which, in reasonable detail, accurately and fairly reflect the business transactions of the Company (including, but not limited to, any asset disposition), and the Company shall devise and maintain a system of internal financial controls sufficient to provide reasonable assurances that the financial statements of the Company are maintained according to GAAP and by applicable law. In addition, the Company shall have its financials audited by an independent public accountant at the end of every year.

                                   ARTICLE 10
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section  10.1  Fossil's  Representations,   Warranties  and  Covenants.   Fossil
represents, warrants and covenants to Cadarso as follows:

         (a) Fossil is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands and has all requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Fossil. This Agreement has been duly executed and delivered by a duly authorized officer of Fossil or other Person pursuant to a validly issued power of attorney and constitutes the legal, valid and binding obligation of Fossil. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of any provisions of the article of incorporation or bylaws of Fossil or conflict with, or result in any violation of or default under any provision of any mortgage, indenture, lease, instrument, agreement, judgment, order, decree, statute, law, ordinance, rule, regulation, or other governmental authorization or approval applicable to Fossil.


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         (c) Fossil will cause the Directors  nominated by Fossil to operate the
Company in strict compliance with this Agreement and all applicable laws.

         (d) Fossil hereby agrees to indemnify and hold Cadarso harmless from and against all losses, damages and costs resulting from any breach of any of the provisions of this Agreement by Fossil.

         (e) The stock participations being issued hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by Cadarso pursuant to this Agreement, will be fully paid and nonassessable.

         (f) The holders of outstanding stock participations of the Company are not entitled to preemptive or other rights to subscribe for the shares; and, except as set forth in this Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations or exchange any securities for, shares or ownership interests in the Company are outstanding.

Section 10.2 Cadarso's Representations, Warranties and Covenants. Cadarso represents, warrants and covenants to Fossil as follows:

         (a) Cadarso is a corporation duly organized, validly existing and in good standing under the laws of Spain and has all requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action of Cadarso. This Agreement has been duly executed and delivered by a duly authorized officer of Cadarso and constitutes the legal, valid and binding obligation of Cadarso enforceable in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of any provisions of the articles of incorporation or bylaws of Cadarso or conflict with, or result in any violation of or default under any provision of any mortgage, indenture, lease, instrument, agreement, judgment, order, decree, statute, law, ordinance, rule, regulation, or other governmental authorization or approval applicable to Cadarso or any of its Affiliates.

         (c) Cadarso will cause the Directors nominated by Cadarso to operate the Company in strict compliance with this Agreement and all applicable laws.


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         (d) Cadarso  hereby agrees to indemnify  and hold Fossil  harmless from and against all losses, damages and costs resulting from any breach of any of the provisions of this Agreement by Cadarso.

                                   ARTICLE 11
                         CLOSING AND CONDITIONS THEREOF

Section 11.1 Closing. The Closing of the transactions contemplated by this Agreement shall take place on the Closing Date at the offices of Cadarso. The Parties agree that this Agreement and the Ancillary Agreements may be executed in any number of counterparts, each of which shall be an original.

Section 11.2 Events of Closing. At the Closing, the Parties shall take the following actions:

         (a) The Stockholders shall elect the Board of Directors nominated by the Stockholders and transact such other business as may be necessary or proper to be transacted at said meeting;

         (b) Each Director shall accept his position as director of the Company;

         (c) The Board shall hold a meeting for the purposes of electing officers of the Company and to transact such other business as may be necessary or proper to be transacted at said meeting;

         (d) Miguel Angel Cadarso Font shall accept the position as Managing Director of the Company under terms and conditions reasonably acceptable to the Parties;

         (e) Cadarso shall each make the Initial Capital Contribution required by Section 4.2(a) hereof, and in exchange for such capital contribution, the Company shall issue to Cadarso the Stock Participation specified in Section 4.2(a) hereof.

         (f)  Each  of  the  Company,   Cadarso,  Fossil  and  their  respective
Affiliates shall execute and deliver each of the Ancillary Agreements to which it is a party.

Section 11.3 Closing Date. Unless otherwise agreed by the Stockholders, the Closing shall take place within five (5) days after satisfaction of the conditions set forth in Section 11.4 hereof but in no event later than the Closing Date. If the Closing does not occur on or before the Closing Date, then this Agreement shall thereupon terminate automatically and shall be of no further force or effect, without any further liability or obligation of either Stockholder to the other Stockholder.

Section 11.4 Conditions to the Closing. All obligations of each Stockholder hereunder to take the actions contemplated by this Agreement and otherwise take the action necessary to consummate the Closing, are subject to the fulfillment of each of the following conditions:


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         (a) The final terms and conditions of each of the Ancillary  Agreements shall have been agreed upon by each of the parties signatories thereto;

         (b) All actions, proceedings, instruments, opinions and documents required to carry out this Agreement and the Ancillary Agreements or incidental hereto or thereto, and all other related legal matters, shall be reasonably satisfactory to the respective legal counsel of the Parties;

         (c) All other terms, covenants and conditions of this Agreement and the Ancillary Agreements to be complied with and performed by the respective parties hereto and thereto prior to or at the Closing shall have been complied with and performed in all material respects (with the right of such parties in compliance with such terms, covenants and conditions to waive the non-compliance by the other Party);

         (d) No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or any Ancillary Agreements;

         (e) All consents and approvals of third parties required for the performance by each Party and the Ancillary Agreements, the consummation of the transactions herein or therein contemplated and the fulfillment of and compliance with the terms and conditions hereof and thereof, shall have been obtained or valid waivers or consents obtained.

Neither Party shall deliberately cause any condition set forth in this Article 11 not to be satisfied, and each Party shall, as to events, causes and circumstances within its control, take such action as shall be reasonably necessary to cause such condition to be satisfied and shall keep the other Party currently informed as to the status of such actions. In the event the Closing takes place, each Party shall be deemed to have represented and warranted to the other Party as of the Closing Date that all of the aforementioned conditions precedent to such Party's obligations hereunder shall have been fulfilled prior to or as of the Closing Date.

Section 11.5 Closing Documents and Materials to be Delivered by Fossil. At the Closing, Fossil will deliver to Cadarso:


         (a) Stock participations along with all duly executed instruments effecting the transfer and such other documents as requested by Cadarso to perfect Cadarso's rights thereto.

         (b) All consents and approvals necessary to effect the transfer of the Shares.

         (c) The Ancillary Agreements, duly executed by Fossil or its Affiliates.

Section 11.6 Closing Document and Material to be delivered by Cadarso. At the Closing, Cadarso will deliver to Fossil or the Company as applicable:


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

          (a)  The Initial Capital Contribution.

          (b) A duly executed Managing Director agreement for Miguel Angel Cadarso Font, wherein he agrees to assume the position of Managing Director of the Company and to devote time and effort to the business and such other terms reasonably acceptable to Fossil and the Company.

          (c)  The Ancillary Agreements, duly executed by Cadarso.

                                   ARTICLE 12
                                    DEADLOCK

Section 12.1 Definition. As used in this Agreement the term "Deadlock" shall mean any circumstance in which the Stockholders or the Board of the Company are unable, by reason of lack of a quorum or inability to achieve the votes that are required under this Agreement, the Bylaws and/or the applicable law to arrive at a decision on any matter or issue which, under this Agreement and/or applicable law requires action, provided that an inability of the Stockholders or the Board to arrive at such a decision or take such action shall not constitute a Deadlock unless the Board or the Stockholders shall have failed within a forty-five (45) day period to decide the matter or shall have failed within such period to implement such decision.

Section 12.2 Notice of Deadlock. No Deadlock shall be deemed to have occurred until either Stockholder gives the other Stockholder a written notice of Deadlock. Such notice of Deadlock shall specify in reasonable detail the nature of the issue giving rise thereto. Within twenty (20) business days after the delivery of the notice of Deadlock, representatives of both Cadarso and Fossil shall meet for the purpose of amicably resolving the Deadlock.

Section 12.3 Rights in Event of Deadlock. In the event after good faith discussions the Deadlock is not resolved within twenty (20) business days from the date of the notice of Deadlock is delivered (the "Resolution Date"), then the following procedure shall apply: (a) within thirty (30) days after the end of such twenty (20) business day period, Fossil shall have the option to acquire all, but not less than all, of the shares in the Company owned by Cadarso at a purchase price equal to the Earnings Multiple Amount; (b) in the event that Fossil shall have failed to exercise its option to acquire Fossil's shares pursuant to the foregoing (a), then, within an additional thirty (30) day period, Cadarso shall have the option to acquire all, but not less than all, of the shares owned by Fossil in the Company at a purchase price equal to the Earnings Multiple Amount. In the event neither Cadarso nor Fossil exercises its rights pursuant to the foregoing sentence, then the Company shall be dissolved and liquidated pursuant to Section 13.3 and in accordance with applicable law.


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



                                   ARTICLE 13
                                   TERMINATION

Section  13.1  Events  Permitting  Termination.   This  Agreement  shall  become
effective as of the date of this Agreement and shall continue for an indefinite period thereafter, until terminated as follows:

         (a) By mutual consent of the Stockholders to terminate this Agreement in writing;

         (b) By either Stockholder upon giving written notice to the other Stockholder (the "Defaulting Stockholder") if the Defaulting Stockholder is in default hereunder or under any of the Ancillary Agreements and such default is not cured within thirty (30) days after written notice of such default;

         (c) By either Stockholder upon giving written notice to the other Stockholder (the "Insolvent Stockholder") if (i) the ownership, management or control of such Insolvent Stockholder or all or substantially all of such Insolvent Stockholder's assets are transferred to a person or entity other than the person or entity exercising ownership, management or control at the date of this Agreement, or (ii) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Insolvent Stockholder in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator of such Insolvent Stockholder or for any substantial part of its property, or order the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days, or (iii) the Insolvent Stockholder shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in any involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator of such other Party or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall take any action in furtherance of any of the foregoing;

         (d) By either Stockholder upon giving written notice to the other Stockholder (the "Merging Stockholder") if, without the prior written consent of the other Stockholder, the Merging Stockholder is merged or consolidated with another entity or if there is a change of control of the Merging Stockholder;

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                                                                      ________

         (e) By either Stockholder upon giving written notice to the other Stockholder (the "Prevented Stockholder") if the Prevented Stockholder is prevented from performing its obligations under this Agreement for a continuous period of six (6) months or more as a result of any intervention, direct or indirect, by any government or governmental authority;

         (f) By either Stockholder upon giving written notice to the other Stockholder (the "Affected Stockholder") if the Affected Stockholder is prevented from performing its obligations under this Agreement for a continuous period of six (6) months or more as a result of an event of Force Majeure.

         (g) Automatically upon the sale of all of the Stock Participations in the Company to a third party unrelated to the Stockholders;

         (h) Automatically upon the acquisition of one hundred percent (100%) of the Stock Particiations in the Company by one of the Stockholders;

         (i) Automatically in the event the Closing does not occur on or before the Closing Date;

         (j) By Fossil upon giving written notice to Cadarso (the "Defaulting Stockholder") in the event that the Company fails to achieve a minimum of 70% of the sales projection in any fiscal year as defined in the Services Agreement between the Company and Cadarso unless failure to achieve such percentage of the sales projections is due solely to a Force Mejeure; or

         (k) Automatically in the event that the Market Research Agreement, the Services Agreement or the Distribution Agreement is terminated in accordance with its terms.

Section 13.2  Rights Upon Termination.

         (a) Survival. Termination of this Agreement shall not extinguish debts and other obligations created or arising between the Stockholders by virtue of this Agreement or by virtue of contracts entered into hereunder before the date of termination. Without limiting the generality of the foregoing, the respective obligations of the Parties under Sections 13.2 and 13.3 shall survive termination of this Agreement.

         (b) Rights. Without limiting the generality of Section 13.2(a), if this Agreement is terminated pursuant to Section 13.1(b), Section 13.1(c), Section 13.1(d), Section 13.1(e), Section 13.1(f), Section 13.1(j), Section 13.1(k) or
Section 13.1(l) hereof, the non-Defaulting Stockholder, the non-Insolvent Stockholder, the non-Merging Stockholder, the non-Prevented Stockholder or the non-Affected Stockholder, as applicable, shall be entitled to, in addition to any other remedies it may have in law, equity or contract: (i) require the other


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


Stockholder to purchase any or all of the shares in the Company of the non-Defaulting Stockholder, non-Insolvent Stockholder, non-Merging Stockholder, non-Prevented Stockholder or non-Affected Stockholder, as applicable, at the Earnings Multiple Amount, (ii) purchase all, but not less than all of the shares in the Company held by the other Stockholder at the Earnings Multiple Amount, or
(iii)  require the Company to be dissolved  and  liquidated  pursuant to Section
13.3 hereof. Upon termination, the Services Agreement, Market Research Agreement and Distribution Agreement shall automatically terminate.

Section 13.3 Liquidation. Upon the occurrence of a dissolution event set forth in Section 12.3, the termination of the Agreement pursuant to Section 13.1(i) or in the event either Stockholder elects to require to dissolve the Company pursuant to Section 13.2(b)(iii), then in no event later than one hundred twenty
(120) days after the occurrence of such dissolution event or such election, as applicable, the Stockholders shall vote for and otherwise take all requisite actions to cause the dissolution and liquidation of assets of the Company as follows:

         (a) All assets of the Company (including, but not limited to, all Products remaining at the Company) shall be sold within such one hundred twenty
(120) day period at the best price offered by any party therefor;

         (b) The proceeds of such sale shall be used as follows: (i) first, to pay in full all third party creditors (including, but not limited to, any amounts outstanding under the Third Party Loan); (ii) second, to pay any outstanding accounts payable owed to Fossil Partners under the International Marketing and Distribution Agreement or to Cadarso under the Services Agreement, pro rata according to the respective amounts due to each such party; (iii) third, to pay any outstanding loan liability of the Company (including, but not limited to, any amounts outstanding under the Stockholders Loans and any amount paid by Cadarso and Fossil in guaranteeing Third Party Loan) to Cadarso and Fossil pro rata according to the respective amounts of loans and/or liabilities due to each such Party; and (iv) fourth, any remaining proceeds shall be distributed to the Stockholders pro rata in accordance with their respective Stockholding Percentages.

                                   ARTICLE 14
                                  MISCELLANEOUS

Section 14.1 Force Majeure. Any delay or failure by either Party to perform any of its obligations hereunder shall be excused if and to the extent caused by occurrences beyond such Party's reasonable control, including, but not limited to, acts of God, strikes or other labor disturbances, war, whether declared or not, sabotage, civil insurrections or commotion, acts by governmental authorities and any other cause or causes whether similar of dissimilar to those herein specified which cannot reasonably be controlled by such Party ("Force Mejeure").



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


Section 14.2 Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by the laws of Spain without regard to principles of conflict of laws.

Section 14.3 Assignment. Except in accordance with the transfer provisions set forth in Article 6, this Agreement and the rights and obligations hereunder shall not be assigned by either Party hereto, by contract or by operation of law, without the prior written consent of the other Party.

Section 14.4 Expenses and Enforcement Costs. Each Party agrees to pay its own costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and in obtaining the necessary approvals and other action contemplated herein. Each Party hereto agrees to pay and discharge all reasonable costs, attorney fees and expenses (including, but not limited to the costs of arbitration and litigation) that are incurred by the other Party in enforcing the terms of this Agreement or in defending itself in an action to enforce the terms of this Agreement provided that such other Party shall substantially prevail in such proceedings as determined by the arbitrator(s) or judges, as applicable.

Section 14.5 Severability; Waiver. If any provision of this Agreement is or becomes illegal, invalid or unenforceable under applicable law, such provision shall be fully severable, and the remaining provisions hereof shall not be affected thereby and shall remain in full force and effect. Failure of either Party at any time to require performance by the other of any provision of this Agreement shall not affect its rights to require full performance thereof at any time thereafter, and a waiver by either Party of a breach of any provision shall not constitute a waiver of rights arising from any subsequent breach or nullify the effectiveness of such provision.

Section 14.6 Notices. Unless otherwise agreed in writing, all notices required hereunder shall be in writing and in English. Notices to be given to any party under this Agreement shall not be effective unless given in writing and hand delivered or mailed by registered mail, or via overseas courier, or sent by electronic mail or facsimile to such party at the following addresses:

          If to Cadarso:   Sucesores De A. Cadarso
                           Avenida Diagonal, 463 bis., 1 Planta
                           ________________________
                           ________________________
                           Phone:  ________________
                           Fax:  __________________
                           E-mail:  _______________



Page 17                                                               Initials
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


          If to Fossil:    Fossil Europe, B.V.
                           c/o Fossil, Inc.
                           2280 North Greenville Ave.
                           Richardson, Texas 75082
                           Attn:  T.R. Tunnell, Chief Legal Officer
                           Phone:  972-699-2139
                           Fax:  972-498-9639
                           E-mail:  trtunnell@fossil.com

Any party may change its address by giving notice of such change in the manner above provided. Notices sent via certified or registered mail or oversees courier shall be deemed to have been received as of the date indicated by the postal or courier's receipt as having been received by the intended recipient. Notices sent via electronic mail or facsimile shall be deemed to have been received two (2) business days after the date on which they were transmitted, provided the party transmitting any such notice mails a copy of the notice on the next business day to the party to be notified via certified or registered mail or via overseas courier

Section 14.7 Language. This Agreement may be translated into other languages, but the English language version shall be the official version and shall control the construction and interpretation hereof.

Section 14.8 Amendment. This Agreement may be amended only by a written document signed by the Parties.

Section  14.9  Headings.   Headings  or  Articles  in  this  Agreement  are  for
convenience only and do not substantively affect the terms of this Agreement.

Section 14.10 Inconsistencies. In case of any inconsistency or conflict between this Agreement, on the one hand, and the Bylaws of the Company, on the other hand, this Agreement shall govern, and the Parties agree to take all necessary steps to amend the Article of Incorporation or Bylaws, as applicable, to conform to this Agreement promptly upon the discovery of any such inconsistency or conflict.

Section 14.11 Ownership of Intellectual Property; Non-Compete; Corporate Opportunity. Except as otherwise provided in the Ancillary Documents, the proprietary designs, trademarks, tradenames, processes and systems created by the Company shall remain the property of the Company.

Section 14.12 Arbitration of Disputes. If any dispute, controversies or differences arise between the parties hereto in connection with any provision of this Agreement, or any breach thereof, the parties shall first attempt to settle same through friendly consultation carried out in good faith and with sincerity. In the event the dispute, controversy or difference is not so settled in the above manner, then such dispute or controversy shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association by three (3) arbitrators appointed as set forth below. The arbitration venue shall



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be  Barcelona,  Spain.  Arbitration  shall be  conducted by a panel of three (3)
members, one member selected by Cadarso, one member selected by Fossil and the third member selected by agreement between the other two members. Such arbitration shall be conducted in the English language. The parties' obligations under this Article shall survive termination or expiration of this Agreement. The provisions herein shall not be construed as prohibiting any party to this Agreement from applying to any court of competent jurisdiction for such injunctive or other provisional relief as may be necessary to protect that party from irreparable harm or injury or to preserve the status quo pending resolution of a dispute or controversy. As part of the arbitration award, the prevailing party shall be entitled to recover its reasonable costs and expenses (including attorney's fees) incurred in connection with the arbitration.

Section 14.13 Change of Stockholding Percentage. In the event that either Party acquires some, but not all, of the other Party's equity ownership in the Company pursuant to this Agreement, including, but not limited to, pursuant to Article 6, then the following shall apply:

         (a) The following changes shall be made in the number of Directors each Party may nominate on the Board pursuant to Section 8.2 based upon the respective Stockholding Percentages of Cadarso and Fossil following such acquisition:


----------------------------------------------------------------------------------------------------------------------
                                                                               No. of Fossil        No. of Cadarso
Fossil Stockholding Percentage          Cadarso Stockholding Percentage          Directors             Directors
----------------------------------------------------------------------------------------------------------------------
            Less than 20%                          80% or more                       0                     4

       20% or more but less 50%          More than 50% but less than 80%             1                     3

                 50%                                   50%                           2                     2

   More than 50% but less than 80%           20% or more but less 50%                3                     1

             80% or more                          Less than 20%                      4                     0
----------------------------------------------------------------------------------------------------------------------

         (b) In the event the Stockholding Percentage of Cadarso becomes more than fifty percent (50%), Cadarso shall be entitled to designate the Chairman of the Board pursuant to Section 8.2.

Section 14.14  Confidentiality.

         (a) Definition. As used in this Section 14.14, the term "Confidential Information" shall mean any information disclosed by one Party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature, or is otherwise known by the recipient to be information of a type generally maintained in confidence by the disclosing Party. Confidential Information may also include oral information disclosed by one Party to the other pursuant to this Agreement, provided that such information is either (a) directly related to written Confidential Information, or (b) designated as confidential at the time of disclosure and reduced to a written summary by the disclosing Party, within a reasonable time


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

(not to exceed sixty (60) days) after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving Party.

         (b) Confidentiality Obligations. Each Party shall treat as confidential all Confidential Information of the other Party, shall not use such Confidential Information except as set forth herein, shall implement reasonable procedures to prohibit the disclosure, duplication, misuse or removal of the other Party's Confidential Information and shall not disclose such Confidential Information to any non-Affiliate third party. Without limiting the foregoing, each of the Parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other Party under this Agreement, but in no event less than the care exercised by the disclosing Party with respect to its own Confidential Information. Each Party shall use its best efforts to enforce compliance with the provisions of this Section 14.14 by its directors, officers, employees, agents and any third party having access to the other Party's Confidential Information.

         (c) Non-Confidential Information. Notwithstanding the above, neither Party shall have liability to the other with regard to any Confidential Information of the other which:

                  (i) was generally known and available in the public domain at the time it was disclosed, or which becomes generally known and available in the public domain through no fault of the receiver;

                  (ii) was known to the receiver at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure;

                  (iii) is disclosed with the prior written approval of the initial disclosing Party;

                  (iv) was independently developed by the receiver without any use of the disclosing Party's Confidential Information or by employees or other agents of (or independent contractors hired by) the receiver who have not been exposed to the disclosing Party's Confidential Information;

                  (v) becomes known to the receiver from a source other than the disclosing Party without breach of this Agreement by the receiver and otherwise not in violation of the disclosing Party's rights; or

                  (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, that the receiver shall provide prompt, advance notice thereof to enable the disclosing Party to seek a protective order or otherwise prevent such disclosure.


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

In addition, neither Party shall be restricted in any way by this Agreement as to that Party's use of any Confidential Information of the other described in subsections (a), (b), (d) and (e) above.

         (d) Equitable and Other Relief. Each Party acknowledges that the other Party's Confidential Information is an extremely valuable business asset, the misuse or improper disclosure of which would cause irreparable harm to the business interests of such Party. Accordingly, if either Party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the other Party shall be entitled to equitable relief to protect its interest therein, including, but not limited to, injunctive relief, as well as money damages.

Section 14.15 Currency Conversion. In the event that any exchange rate conversion is necessary with respect to any payment made or report provided hereunder, Distributor shall use the Internet historical currency conversion table located at "www.oanda.com" to calculate the average exchange rate over the applicable period, or other mutually agreeable conversion source.





Page 21                                                               Initials
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



IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date of this Agreement.

FOSSIL EUROPE B.V.                          Sucesores De A. Cadarso


By:      _____________________              By:      _____________________
Name:    _____________________              Name:    _____________________
Title:   _____________________              Title:   _____________________





Page 22                                                               Initials
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                                                                      ________

                                    EXHIBIT A

                                     Bylaws

                                    EXHIBIT B

                               Services Agreement

                                    EXHIBIT C

                            Market Research Agreement

                                    EXHIBIT D

                              Amended and Restated
               International Marketing and Distribution Agreement